UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: July 24, 2009

                 The South Financial Group, Inc.

(Exact name of registrant as specified in its charter)

South Carolina	0-15083	57-0824914
(State or other juris-	(Commission	(IRS Employer
diction of incorporation)	File Number)	Identification Number)

102 South Main Street, Greenville, South Carolina                  29601

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (864) 255-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Item 5.02.   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 24, 2009, the Board of Directors of The South Financial Group, Inc. (“TSFG”) voted to appoint Donald T. Heroman to fill a vacancy existing on its Board of Directors. As a new appointee, Mr. Heroman will be slated to stand for re-election at the 2010 Annual Meeting of Shareholders. It is expected that Mr. Heroman will serve on the Audit Committee of the Board of Directors. There are no transactions between TSFG and Mr. Heroman as contemplated in Item 404(a) of the SEC’s Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On July 28, 2009, representatives of The South Financial Group (“TSFG”) will present at the Keefe, Bruyette & Woods 10th Annual Community Bank Investor Conference.  TSFG’s presentation is scheduled to begin at 8:30 a.m. ET. A copy of this presentation is attached as Exhibit 99.1.  The information in this Item 7.01 and the Exhibit attached hereto shall not be deemed filed for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference.

Item 9.01.	Financial Statements and Exhibits .
Exhibit No.	Description
99.1	Investor Presentation dated July 28, 2009

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SOUTH FINANCIAL GROUP, INC.

July 27, 2009	By:	/s/ William P. Crawford, Jr.

William P. Crawford, Jr.

Executive Vice President and General Counsel

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